For Immediate Release

Prologis Reports First Quarter 2018 Earnings Results

SAN FRANCISCO (April 17, 2018) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the first quarter of 2018.

Net earnings per diluted share was $0.68 compared with $0.38 for the same period in 2017. Core funds from operations* per diluted share was $0.80 compared with $0.63 for the same period in 2017. The company’s first quarter 2018 results included net promote income of $0.09 per diluted share.

"Earlier this year, we established sector-leading 2018 guidance, and our quarterly results reflect the first step in delivering on that plan," said Hamid R. Moghadam, chairman and CEO, Prologis. "Market conditions remain extremely healthy and our strategy is set. Going forward, it’s all about execution.”

PORTFOLIO LOCATION CONTINUES TO DRIVE OUTPERFORMANCE

Owned & Managed	1Q18	1Q17	Notes
Period End Occupancy	96.8%	96.6%
Leases Commenced	33MSF	46MSF	Above-average lease roll led to higher volume in Q1 2017

Prologis Share	1Q18	1Q17	Notes
Net Effective Rent Change	21.9%	18.5%	Led by the U.S. at 32.2%
Cash Rent Change	9.2%	7.7%
Cash Same Store NOI*	7.9%	6.3%	Led by the U.S. at 9.1%

DEPLOYMENT ACTIVITY

Prologis Share	1Q18
Building Acquisitions	$3M
Weighted avg stabilized cap rate	6.1%
Development Stabilizations	$440M
Estimated weighted avg yield	5.9%
Estimated weighted avg margin	29.6%
Estimated value creation	$130M
Development Starts	$409M
Estimated weighted avg margin	18.0%
Estimated value creation	$74M
% Build-to-suit	63.4%
Total Dispositions and Contributions	$642M
Weighted avg stabilized cap rate (excluding land and other real estate)	5.2%

UNMATCHED ACCESS TO GLOBAL CAPITAL

The company ended the quarter with leverage of 24.1 percent on a market capitalization basis, debt-to-adjusted EBITDA* of 4.2x and more than $3.6 billion of liquidity.

“We continue to lower our weighted average cost of debt, which is now 2.8%,” said Thomas S. Olinger, chief financial officer, Prologis. “During the quarter, we issued a two-year €400 million note at an all-in effective rate of negative 10 basis points, demonstrating our ability to opportunistically source capital globally.”

GUIDANCE INCREASED FOR 2018

At the midpoint, guidance for net earnings per diluted share increased $0.38 and Core FFO* per diluted share increased $0.08.

“Our first quarter results exceeded our expectations,” added Olinger. “The combination of strong operations and higher net promote income has led us to raise the midpoint of our full-year guidance ranges for both earnings and same store NOI.”

2018 GUIDANCE (UPDATES TO PRIOR GUIDANCE ONLY)

Earnings (per diluted share)PreviousRevised

Net Earnings	$2.10 to $2.25	$2.50 to $2.60
Core FFO*	$2.85 to $2.95	$2.95 to $3.01

OperationsPreviousRevised

Year-end occupancy	96.0% to 97.0%	96.25% to 97.25%
Cash Same Store NOI* - Prologis share	5.0% to 6.0%	5.5% to 6.5%

Other Assumptions (in millions)PreviousRevised

Strategic capital revenue, excl promote revenue	$260 to $270	$270 to $280
Net promote income	$30 to $40	$60 to $72

Realized development gains	$300 to $400	$350 to $400

Prologis Share Capital Deployment (in millions)Previous      Revised

Development starts	$2,000 to $2,300	$2,200 to $2,500
Building acquisitions	$300 to $500	$300 to $500
Building and land dispositions	$950 to $1,200	$1,400 to $1,700
Building contributions	$1,350 to $1,650	$1,350 to $1,650
Net Proceeds / (Uses)	($50) to $0	$250 to $350

The earnings guidance described above includes potential future gains recognized from real estate transactions but excludes any future foreign currency or derivative gains or losses as these items are difficult to predict. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2018 relates predominantly to these items. Please refer to our first quarter Supplemental Information, which is available on our Investor Relations website at www.ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

WEBCAST & CONFERENCE CALL INFORMATION
Prologis will host a live webcast and conference call to discuss quarterly results, current market conditions and future outlook. Here are the event details:

▪	Tuesday, April 17, 2018, at 12 p.m. U.S. Eastern time.
▪	Live webcast at http://ir.prologis.com by clicking Investors>Investor Events and Presentations.
▪	Dial in: +1 (866)-393-4306 or +1 (734)-385-2616 and enter Passcode 5768955.

A telephonic replay will be available April 17-24 at +1 (855) 859-2056 (from the United States and Canada) or +1 (404) 537-3406 (from all other countries) using conference code 5768955. The webcast replay will be posted when available in the Investor Relations "Events & Presentations" section.

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of March 31, 2018, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 683 million square feet (63 million square meters) in 19 countries. Prologis leases modern distribution facilities to a diverse base of approximately 5,000 customers across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS
The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management’s beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust status, tax structuring and income tax rates (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading “Risk Factors.” We undertake no duty to update any forward-looking statements appearing in this document.

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Jason Golz, Tel: +1 415 733 9439, jgolz@prologis.com, San Francisco